Exhibit 99.1
Ardent Health Reports Second Quarter 2026 Results
Brentwood, Tenn. (August 4, 2026) – Ardent Health, Inc. (NYSE: ARDT) ("Ardent Health" or the "Company"), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced results for the quarter ended June 30, 2026.
Second Quarter 2026 Operating and Financial Summary
All comparisons are versus the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

Total Revenue $1.62 billion	Net Income Attributable to Ardent Health $17 million
Adjusted EBITDA(1) $115 million	Adjusted EBITDAR(1) $157 million
Admissions Decrease of 1.0% Y/Y	Adjusted Admissions 2.5% growth Y/Y
Operating Cash Flow $197 million, increase of 67% Y/Y	Reaffirming Full-Year 2026 Guidance Total Revenue: $6,400 - $6,700 million Adjusted EBITDA(1): $485 - $535 million
(1)    Adjusted EBITDA and Adjusted EBITDAR are financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"). See "Supplemental Non-GAAP Financial Information" and reconciliations of non-GAAP measures to their most comparable GAAP financial measures contained later in this press release.

Second Quarter 2026 Commentary
•"As I transition to the CEO role, I’m looking forward to building on the momentum of key initiatives launched during my COO tenure as well as Ardent's strong foundation in attractive, growing markets," said Dave Caspers,
President and Chief Executive Officer of Ardent Health. "I see clear opportunities to further improve performance and unlock the full potential of the platform. Our growth strategy remains unchanged, but sharpening operational execution is my highest priority. We are focused on the levers we can control — staffing, contracting, capital allocation, standardization and accountability — while continuing to deliver high-quality care to the patients and communities we serve."
•"Second quarter operating and financial performance was impacted by lower surgeries and admissions, but volumes improved after our intra-quarter update in early June, and we moved quickly to address the earnings pressure," Caspers continued. "Those actions included an improved payor contract in a key market and incremental benefit from our IMPACT program, which we now expect to generate at least $70 million of savings in
2026, compared with $55 million previously. Additionally, we reported strong second quarter operating cash flow of $197 million."
•"Our actions give us confidence to reaffirm our 2026 Adjusted EBITDA guidance of $485 million to $535 million, even as we factor in a lower volume outlook," Caspers said. "We remain focused on disciplined execution, consistent performance and creating long-term value for shareholders."

1  Lease-adjusted net leverage ratio is defined as the Company's net debt, plus 8x trailing twelve-month real estate investment trust ("REIT") rent expense, divided by trailing twelve-month Adjusted EBITDAR as of June 30, 2026.

Financial Performance Summary
Second quarter 2026 year-over-year growth rates were negatively impacted by the Company recording two quarters of financial benefit from the New Mexico state directed payment program in the prior year quarter as a result of delayed renewal of the program in 2025.
For the second quarter of 2026:
•Total revenue declined 1.4% year-over-year to $1,622 million driven primarily by a 3.9% decrease in net patient service revenue per adjusted admission. This decrease was largely attributable to recording two quarters of the
New Mexico state directed payment program benefit in the prior year quarter.
•Net income attributable to Ardent Health was $17 million, or $0.12 per diluted share, compared to net income attributable to Ardent Health of $73 million, or $0.52 per diluted share, for the second quarter of 2025.
•Adjusted EBITDA decreased 32.3% year-over-year to $115 million.
Operating Performance Summary
The following table provides a summary of certain key operating metrics for the second quarter of 2026 compared to the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

	Three Months Ended June 30,
(Unaudited)	2026	2025	% Change
Adjusted admissions	89,326	87,167	2.5%
Admissions	41,104	41,535	(1.0%)
Inpatient surgeries	9,106	9,840	(7.5%)
Outpatient surgeries	22,649	22,860	(0.9%)
Total surgeries	31,755	32,700	(2.9%)
Emergency room visits	156,896	156,622	0.2%
Net patient service revenue per adjusted admission	$17,864	$18,581	(3.9%)
•Admissions for the second quarter of 2026 decreased 1.0% year-over-year.
•Surgeries for the second quarter of 2026 decreased 2.9% year-over-year. The decrease in total surgeries reflected declines in outpatient and inpatient surgery volume of 0.9% and 7.5%, respectively.
Balance Sheet, Cash Flow & Liquidity Update
As of June 30, 2026, the Company had total cash and cash equivalents of $724 million and total debt of $1.1 billion. The
Company’s net leverage ratio was 0.8x and its lease-adjusted net leverage ratio1 was 2.6x as of June 30, 2026. At the end of the second quarter, the Company’s available liquidity was $992 million.
During the second quarter of 2026, net cash provided by operating activities was $197 million, or an increase of 67%
compared to $117 million provided by operating activities in the same prior year period.
During the second quarter of 2026, the Company repurchased 1.4 million shares of its common stock for $13 million. The
Company had $34 million remaining under its repurchase authorization as of June 30, 2026.

2026 Financial Guidance
The Company is reaffirming its full-year 2026 revenue and adjusted EBITDA financial guidance. All guidance is current as of the time provided and is subject to change.

	Full Year 2026 Guidance
(Unaudited; dollars in millions, except per share amount)	Previous Guidance			Revised Guidance
Total revenue	$6,400	—	$6,700	$6,400	—	$6,700
Net income attributable to Ardent Health, Inc.	$129	—	$183	$110	—	$163
Adjusted EBITDA	$485	—	$535	$485	—	$535
Rent expense payable to REITs	$168	—	$168	$168	—	$168
Diluted earnings per share	$0.90	—	$1.27	$0.78	—	$1.15
Adjusted admissions growth	1.5%	—	2.5%	1.5%	—	2.5%
Capital expenditures	$225	—	$265	$225	—	$265
The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under the heading "Forward-Looking Statements." The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets. The Company does not believe that it can forecast these items with sufficient accuracy because of the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted.
Second Quarter 2026 Results Conference Call
The Company will host a conference call to discuss its second quarter financial results on August 5, 2026, at 10:00 a.m.
Eastern Time. A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.
To participate in the live teleconference:
United States Live:    1-888-596-4144
International Live:    1-646-968-2525
Access Code:              4437657
To listen to a replay of the teleconference, which will be available through August 19, 2026:
United States Replay:  1-800-770-2030
International Replay:  1-647-362-9199
Access Code:              4437657
About Ardent Health
Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S.  The
Company delivers care through its subsidiaries, which include 30 acute care hospitals and more than 280 sites of care with over 1,800 employed and affiliated providers across six states. Anchored by a shared operating model and a commitment to investing in innovative services and technologies that improve quality, access and experience, Ardent is focused on delivering strong clinical outcomes and improving the health of the patients and communities it serves.

Investor Contact: Dave Styblo, CFA Investor.Relations@ardenthealth.com (615) 296-3016

Media Contact: Rebecca Kirkham rebecca.kirkham@ardenthealth.com (615) 296-3000
Supplemental Non-GAAP Financial Information
We have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDAR. We define these terms as follows:
•Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of other non-operating losses; recoveries from the cybersecurity incident in November 2023 (the "Cybersecurity Incident"), net of incremental information technology and litigation costs; certain legal matters and related costs; other expenses, including development, restructuring and enterprise system conversion costs; equity-based compensation expense; and loss (income) from disposed operations.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP performance measures used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA and Adjusted EBITDA margin are performance measures that are not prepared in accordance with GAAP and are presented in this press release because our management considers them important analytical indicators commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA and Adjusted
EBITDA margin are useful financial metrics to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance.
Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies. While we believe these are useful supplemental performance measures for investors and other users of our financial information, you should not consider Adjusted EBITDA and Adjusted EBITDA margin in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin have inherent material limitations as performance measures, because they add back certain expenses to net income, resulting in those expenses not being taken into account in the performance measures. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because
Adjusted EBITDA and Adjusted EBITDA margin exclude these and other items, they have material limitations as measures of our performance.
•Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to real estate investment trusts ("REITs"), which consists of rent expense pursuant to the master lease agreement (the
"Ventas Master Lease") with Ventas, Inc. ("Ventas"), lease agreements with Ventas for 18 medical office buildings and a lease arrangement with Medical Properties Trust, Inc. ("MPT") for the Hackensack Meridian Mountainside Medical
Center.

Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and MPT, pursuant to long-term lease agreements. Additionally, we lease 18 medical office buildings from Ventas pursuant to lease agreements with initial terms of 12 years and eight options to renew for additional five-year terms. Our management views the long-term lease agreements with Ventas and MPT, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use Adjusted EBITDAR as a measure of compliance.
Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of
Adjusted EBITDAR should not be construed as a performance or liquidity measure.
Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes this and other items, it has material limitations as a measure of our valuation.
Forward-Looking Statements
This press release may contain "forward-looking statements," as that term is defined in the U.S. federal securities laws.
These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters.
Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would,"
"will," "may," "can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. When reviewing this press release, you should keep in mind the substantive risk and uncertainties that could impact our business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties could cause actual results to differ materially from those projected in forward-looking statements contained in this press release or implied by past results and trends. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.
Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, current geopolitical instability, and impacts from the imposition of, or changes in, tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions; (2) possible reductions or other changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs or state directed payments, that could have an adverse effect on our revenues and business; (3) reduction in the reimbursement rates paid by commercial payors, increased reimbursement denials or payment delays by commercial payors, our inability to retain and negotiate favorable contracts with private third party payors, or an increasing volume of uninsured or underinsured patients; (4) effects of changes in healthcare policy or legislation, including the One Big Beautiful Bill Act (the
"OBBBA") and any other reforms that have or may be undertaken by the current presidential administration, and legal and regulatory restrictions on our hospitals that have physician owners; (5) the ability to achieve operating and financial targets, develop and execute mitigation plans to offset to the extent possible impacts from the OBBBA, the expiration of temporary enhanced subsidies for individuals eligible to purchase insurance coverage through health insurance marketplaces and imposition of tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services; (6)
security threats, catastrophic events and other disruptions affecting our, our service providers’ or our joint venture ("JV")
partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (7) the highly competitive nature of the healthcare industry and continued industry trends towards clinical transparency and value-based purchasing may impact our competitive position; (8) inability to recruit and retain quality physicians and increased labor costs resulting from increased competition for staffing or a continued or increased shortage of experienced nurses, as well as the loss of key personnel, including key members of our management team; (9) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (10) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (11) inability to successfully complete acquisitions or strategic JVs or inability to realize all of the anticipated benefits; (12) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (13) exposure to certain risks and uncertainties by the JVs through which we conduct a significant portion of our operations, including anticipated synergies of past acquisitions and the risk that transactions may not receive necessary government clearances;
(14) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (15) operational, legal and financial risks associated with outsourcing functions to third parties; (16) our facilities are heavily concentrated in Texas and
Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (17)
negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (18) risks related to the Master Lease with Ventas (“Ventas Master Lease”) and its restrictions and limitations on our business; (19) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms; (20) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (21) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations; (22) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (23)
the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (24) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements could adversely affect our business, results of operations and financial condition; (25) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (26)
failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (27) the results of our efforts to use technology, including artificial intelligence (“AI”) and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience; (28) our status as a controlled company; (29) conflicts of interest between our controlling stockholder and other holders of our common stock; and (30)
other risk factors described in our filings with the Securities and Exchange Commission.
Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to "Company," "Ardent Health," "Ardent," "we," "our" and "us" as used throughout this release refer to Ardent Health, Inc. and its affiliates, unless stated otherwise or indicated by context.

Ardent Health, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Three Months Ended June 30,
	2026		2025
	Amount	%	Amount	%
Total revenue	$1,622,245	100.0%	$1,645,280	100.0%
Expenses:
Salaries and benefits	676,186	41.7%	671,697	40.8%
Professional fees	327,843	20.2%	297,012	18.1%
Supplies	279,621	17.2%	270,639	16.4%
Rents and leases	27,957	1.7%	27,825	1.7%
Rents and leases, related party	38,686	2.4%	37,819	2.3%
Other operating expenses	174,838	10.8%	163,698	10.0%
Interest expense	12,569	0.8%	14,729	0.9%
Depreciation and amortization	41,342	2.5%	39,309	2.4%
Other non-operating losses	—	0.0%	560	0.0%
Total operating expenses	1,579,042	97.3%	1,523,288	92.6%
Income before income taxes	43,203	2.7%	121,992	7.4%
Income tax expense	8,514	0.6%	26,291	1.6%
Net income	34,689	2.1%	95,701	5.8%
Net income attributable to noncontrolling interests	17,790	1.1%	22,751	1.4%
Net income attributable to Ardent Health, Inc.	$16,899	1.0%	$72,950	4.4%

Net income per share:
Basic	$0.12		$0.52
Diluted	$0.12		$0.52
Weighted-average common shares outstanding:
Basic	141,688,279		140,374,892
Diluted	143,052,519		141,517,661

Ardent Health, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Six Months Ended June 30,
	2026		2025
	Amount	%	Amount	%
Total revenue	$3,224,115	100.0%	$3,142,514	100.0%
Expenses:
Salaries and benefits	1,337,617	41.5%	1,329,349	42.3%
Professional fees	644,913	20.0%	577,869	18.4%
Supplies	548,174	17.0%	529,494	16.8%
Rents and leases	55,038	1.7%	55,586	1.8%
Rents and leases, related party	77,372	2.4%	75,869	2.4%
Other operating expenses	339,989	10.5%	294,465	9.5%
Interest expense	24,780	0.8%	28,905	0.9%
Depreciation and amortization	84,328	2.6%	75,510	2.4%
Other non-operating gains	(5,890)	(0.2)%	(20,723)	(0.7)%
Total operating expenses	3,106,321	96.3%	2,946,324	93.8%
Income before income taxes	117,794	3.7%	196,190	6.2%
Income tax expense	24,617	0.8%	41,524	1.3%
Net income	93,177	2.9%	154,666	4.9%
Net income attributable to noncontrolling interests	36,428	1.1%	40,333	1.3%
Net income attributable to Ardent Health, Inc.	$56,749	1.8%	$114,333	3.6%

Net income per share:
Basic	$0.40		$0.82
Diluted	$0.40		$0.81
Weighted-average common shares outstanding:
Basic	141,478,312		140,219,452
Diluted	142,414,946		141,111,732

 Ardent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$93,177	$154,666
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,328	75,510
Other non-operating (gains) losses	(1,886)	777
Amortization of deferred financing costs and debt discounts	1,622	2,474
Deferred income taxes	3,068	(2,733)
Equity-based compensation	16,881	20,509
Income from non-consolidated affiliates	(8,079)	(2,956)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(9,838)	(14,251)
Inventories	2,571	(3,118)
Prepaid expenses and other current assets	32,009	(51,449)
Accounts payable and other accrued expenses and liabilities	(60,400)	(50,590)
Accrued salaries and benefits	(16,940)	(36,136)
Net cash provided by operating activities	136,513	92,703

Cash flows from investing activities:
Purchases of property and equipment	(66,766)	(69,105)
Other	(316)	(264)
Net cash used in investing activities	(67,082)	(69,369)

Cash flows from financing activities:
Proceeds from insurance financing arrangements	17,033	10,959
Payments of principal on insurance financing arrangements	(8,192)	(6,529)
Payments of principal on long-term debt	(6,937)	(2,896)
Distributions to noncontrolling interests	(44,143)	(39,525)
Repurchase of common stock	(13,031)	—
Other	714	(1,499)
Net cash used in financing activities	(54,556)	(39,490)
Net increase (decrease) in cash and cash equivalents	14,875	(16,156)
Cash and cash equivalents at beginning of period	709,601	556,785
Cash and cash equivalents at end of period	$724,476	$540,629

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment	$677	$13,272

Ardent Health, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands, except per share amounts)

	June 30, 2026(1)	December 31, 2025 (1)
Assets
Current assets:
Cash and cash equivalents	$724,476	$709,601
Accounts receivable	695,950	686,102
Inventories	116,022	118,593
Prepaid expenses	147,895	112,646
Other current assets	370,533	431,882
Total current assets	2,054,876	2,058,824
Property and equipment, net	920,044	935,769
Operating lease right of use assets	300,509	292,651
Operating lease right of use assets, related party	908,233	915,599
Goodwill	879,262	879,451
Other intangible assets	87,678	89,335
Deferred income taxes	5,821	6,888
Other assets	123,655	111,691
Total assets	$5,280,078	$5,290,208

Liabilities and Equity
Current liabilities:
Current installments of long-term debt	$28,572	$23,444
Accounts payable	429,769	457,936
Accrued salaries and benefits	279,244	296,260
Other accrued expenses and liabilities	238,738	268,904
Total current liabilities	976,323	1,046,544
Long-term debt, less current installments	1,073,210	1,075,782
Long-term operating lease liability	268,054	260,600
Long-term operating lease liability, related party	896,492	904,632
Self-insured liabilities	242,771	241,050
Other long-term liabilities	81,824	76,636
Total liabilities	3,538,674	3,605,244

Redeemable noncontrolling interests	(4,658)	(1,250)
Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 750,000,000 shares authorized; 141,910,898 and 142,864,171 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,419	1,429
Additional paid-in capital	791,411	788,472
Accumulated other comprehensive loss	(638)	(3,610)
Retained earnings	558,356	501,607
Equity attributable to Ardent Health, Inc.	1,350,548	1,287,898
Noncontrolling interests	395,514	398,316
Total equity	1,746,062	1,686,214
Total liabilities and equity	$5,280,078	$5,290,208
(1)As of June 30, 2026 and December 31, 2025, the unaudited condensed consolidated balance sheets included total liabilities of consolidated variable interest entities of
$331.2 million and $335.1 million, respectively. Refer to Note 2 of the Company's unaudited condensed consolidated financial statements included in its Quarterly
Report on Form 10-Q for the six months ended June 30, 2026 for further discussion.

 Ardent Health, Inc.
Operating Statistics
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	% Change	2025	2026	% Change	2025
Total revenue (in thousands)	$1,622,245	(1.4)%	$1,645,280	$3,224,115	2.6%	$3,142,514
Hospitals operated (at period end) (1)	30	0.0%	30	30	0.0%	30
Licensed beds (at period end) (2)	4,281	0.0%	4,281	4,281	0.0%	4,281
Utilization of licensed beds (3)	49%	(2.0)%	50%	50%	0.0%	50%
Admissions (4)	41,104	(1.0)%	41,535	82,036	(1.1)%	82,924
Adjusted admissions (5)	89,326	2.5%	87,167	175,570	2.3%	171,703
Inpatient surgeries (6)	9,106	(7.5)%	9,840	18,362	(3.8)%	19,090
Outpatient surgeries (7)	22,649	(0.9)%	22,860	44,735	0.4%	44,572
Total surgeries	31,755	(2.9)%	32,700	63,097	(0.9)%	63,662
Emergency room visits (8)	156,896	0.2%	156,622	313,064	(1.5)%	317,871
Patient days (9)	189,223	(2.8)%	194,738	386,352	(1.2)%	390,952
Total encounters (10)	1,581,207	6.0%	1,491,905	3,145,321	6.9%	2,942,534
Average length of stay (11)	4.60	(1.7)%	4.68	4.71	0.0%	4.71
Net patient service revenue per adjusted admission (12)	$17,864	(3.9)%	$18,581	$18,111	0.6%	$18,001
(1)Hospitals operated (at period end). This metric represents the total number of hospitals operated by us at the end of the applicable period, irrespective of whether the hospital real estate is (i) owned by us, (ii) leased by us or (iii) held through a controlling interest in a JV. This metric includes the managed clinical operations of the hospital at UT Health North Campus in Tyler, Texas ("UT Health North Campus Tyler"), a hospital owned by The University of
Texas Health Science Center at Tyler ("UTHSCT"), an affiliate of The University of Texas System. Since we only manage the clinical operations of UT Health
North Campus Tyler, the financial results of such entity are not consolidated under Ardent Health, Inc.
(2)Licensed beds (at period end). This metric represents the total number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(3)Utilization of licensed beds. This metric represents a measure of the actual utilization of our inpatient facilities, computed by (i) dividing patient days by the number of days in each period, and (ii) further dividing that number by average licensed beds, which is calculated by dividing total licensed beds (at period end) by the number of days in the period, multiplied by the number of days in the period the licensed beds were in existence.
(4)Admissions. This metric represents the number of patients admitted for inpatient treatment during the applicable period.
(5)Adjusted admissions. This metric is used by management as a general measure of combined inpatient and outpatient volume. Adjusted admissions provides management with a key performance indicator that considers both inpatient and outpatient volumes by applying an inpatient volume measure
(admissions) to a ratio of gross inpatient and outpatient revenue to gross inpatient revenue. Gross inpatient and outpatient revenue reflect gross inpatient and outpatient charges prior to estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts. The calculation of adjusted admissions is summarized as follows:

Adjusted Admissions	=	Admissions	x	(Gross Inpatient Revenue + Gross Outpatient Revenue)
Gross Inpatient Revenue
(6)Inpatient surgeries. This metric represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management, c-
sections, and certain diagnostic procedures are excluded from inpatient surgeries.
(7)Outpatient surgeries. This metric represents the number of surgeries performed on patients who have not been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from outpatient surgeries.
(8)Emergency room visits. This metric represents the total number of patients provided with emergency room treatment during the applicable period.
(9)Patient days. This metric represents the total number of days of care provided to patients admitted to our hospitals during the applicable period.
(10)Total encounters. This metric represents the total number of events where healthcare services are rendered resulting in a billable event during the applicable period. This includes both hospital and ambulatory patient interactions.
(11)Average length of stay. This metric represents the average number of days admitted patients stay in our hospitals.
(12)Net patient service revenue per adjusted admission. This metric represents net patient service revenue divided by adjusted admissions for the applicable period. Net patient service revenue reflects gross inpatient and outpatient charges less estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$34,689	$95,701	$93,177	$154,666
Adjusted EBITDA Addbacks:
Income tax expense	8,514	26,291	24,617	41,524
Interest expense	12,569	14,729	24,780	28,905
Depreciation and amortization	41,342	39,309	84,328	75,510
Noncontrolling interest earnings	(17,790)	(22,751)	(36,428)	(40,333)
Other non-operating losses (1)	—	560	—	777
Cybersecurity Incident recoveries, net (2)	—	—	—	(19,705)
Certain legal matters and related costs	462	—	2,464	—
Other expenses, including development, restructuring and enterprise system conversion costs (3)	27,207	4,781	34,995	6,188
Equity-based compensation	7,952	11,246	16,881	20,509
Loss (income) from disposed operations	6	7	(5,877)	33
Adjusted EBITDA	$114,951	$169,873	$238,937	$268,074
Total revenue	$1,622,245	$1,645,280	$3,224,115	$3,142,514
Adjusted EBITDA margin	7.1%	10.3%	7.4%	8.5%
(1)Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Other expenses, including development, restructuring and enterprise system conversion costs consist of (i) enterprise restructuring costs, including severance costs related to workforce reductions for restructuring and CEO transition, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities, (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions, and (iv) various costs incurred in connection with our enterprise resource planning system conversion. These costs included (i)
salaries and benefits of $17.2 million and $3.2 million for the three months ended June 30, 2026 and 2025, respectively, and $21.5 million and $3.2 million for the six months ended June 30, 2026 and 2025, respectively, (ii) professional fees of $9.8 million and $0.8 million for the three months ended June 30, 2026 and 2025, respectively, and $13.1 million and $2.0 million for the six months ended June 30, 2026 and 2025, respectively, and (iii) other expenses of $0.2 million and $0.8 million for the three months ended June 30, 2026 and 2025, respectively, and $0.4 million and $1.0 million for the six months ended June 30,
2026 and 2025, respectively. The increase in salaries and benefits for the three and six months ended June 30, 2026, compared to the respective prior year periods, was primarily driven by non-recurring severance costs as a result of workforce reductions in connection with enterprise restructuring activity and transition of the CEO during the current period. The increase in professional fees for the three and six months ended June 30, 2026, compared to the respective prior year periods, was primarily attributable to incremental third-party costs incurred in connection with enterprise restructuring activity and enterprise resource planning system conversion during the current period.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Net income	$34,689	$93,177
Adjusted EBITDAR Addbacks:
Income tax expense	8,514	24,617
Interest expense	12,569	24,780
Depreciation and amortization	41,342	84,328
Noncontrolling interest earnings	(17,790)	(36,428)
Certain legal matters and related costs	462	2,464
Other expenses, including development, restructuring and enterprise system conversion costs (1)	27,207	34,995
Equity-based compensation	7,952	16,881
Loss (income) from disposed operations	6	(5,877)
Rent expense payable to REITs (2)	41,579	83,135
Adjusted EBITDAR	$156,530	$322,072
(1)Other expenses, including development, restructuring and enterprise system conversion costs consist of (i) enterprise restructuring costs, including severance costs related to workforce reductions for restructuring and CEO transition, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities, (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions, and (iv) various costs incurred in connection with our enterprise resource planning system conversion. For the three and six months ended June 30, 2026 these costs included (i) salaries and benefits of $17.2 million and $21.5 million, respectively, (ii) professional fees of $9.8 million and $13.1 million, respectively, and (iii) other expenses of $0.2 million and $0.4 million, respectively.
(2)Rent expense payable to REITs for the three and six months ended June 30, 2026 consists of rent expense of $38.7 million and $77.4 million, respectively, related to the Ventas Master Lease and other lease agreements with Ventas for medical office buildings and rent expense of $2.8 million and $5.7 million, respectively, related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside Medical Center.

Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in millions)

	Guidance for the Full Year Ending December 31, 2026
	Previous Guidance		Revised Guidance
	Low	High	Low	High
Net income	$221	$280	$202	$260
Adjusted EBITDA Addbacks:
Income tax expense	58	73	53	69
Interest expense	56	53	56	53
Depreciation and amortization	175	170	175	170
Noncontrolling interest earnings	(92)	(97)	(92)	(97)
Cybersecurity Incident recoveries (1)	(7)	(7)	(7)	(7)
Other expenses, including development, restructuring and enterprise system conversion costs (2)	28	21	56	49
Equity-based compensation	46	42	42	38
Adjusted EBITDA	$485	$535	$485	$535
(1)Cybersecurity Incident recoveries represent insurance recovery proceeds associated with the Cybersecurity Incident.
(2)Other expenses, including development, restructuring and enterprise system conversion costs consist of (i) enterprise restructuring costs, including severance costs related to workforce reductions for restructuring and CEO transition, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities, (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions, and (iv) various costs incurred in connection with our enterprise resource planning system conversion.